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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



The Board of Directors
TIMCO Aviation Services, Inc. and subsidiaries:

We consent to incorporation by reference in the registration statement numbers 333-07021 on Form S-8 and 333-51479-01 on Post-Effective Amendment No. 1 on
Form S-8 to Form S-4 of TIMCO Aviation Services, Inc. and subsidiaries of our report dated March 26, 2004, except for note 15, which is as of April 8, 2004, with respect to the consolidated balance sheets of TIMCO Aviation Services, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficit and comprehensive income (loss) and cash flows and financial statement schedule of valuation and qualifying accounts for the years then ended, which report appears in the December 31, 2003 annual report on Form 10-K of TIMCO Aviation Services, Inc. and subsidiaries.


                                                    /s/ KPMG LLP

Greensboro, North Carolina
April 15, 2004